UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 4, 2014

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13791 E. Rice Place, Suite 107
Aurora, CA	80015
(Address of principal executive offices)	(Zip Code)

(303) 345-1262

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In a Board of Directors meeting held on Tuesday March 4, 2014, the Board, including its independent director, voted unanimously to approve the issuance of 100,000 shares of the Company’s common stock to our Chief Executive Officer, Warren Wang, and 50,000 shares of the Company’s common stock to Brett Roper, our Chief Operating Officer. The Company issued these Shares to Mr. Wang and Mr. Roper at the close of the OTCBB market on March 19, 2014.

The Company will provide revised compensation information in the upcoming 10Q filing as a subsequent event note as well as within the 10K filing that represents the fourth quarter's performance and year end financial statements within the relevant compensation section(s) of those documents, the quarter in which these shares were awarded. The value of the shares issued under this award is calculated based on the closing price of our common stock on March 19, 2014, which was 77¢ per share. This award of shares is based upon the Company's improving performance and in recognition of the significant progress the Company has made in generating new revenue sources as well as the overall management of operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ChineseInvestors.COM, Inc.

Date: March 25, 2014	By:	/s/ Brett Roper
Name: Brett Roper Title: Chief Operating Officer